Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com
September 30, 2009
Hercules Offshore, Inc.
9 Greenway Plaza, Suite 2200
Houston, Texas 77046
Ladies and Gentlemen:
     We have acted as counsel to Hercules Offshore, Inc., a Delaware corporation (the “Company”), in connection with the public offering of up to 20,125,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (including the shares of common stock to be issued upon exercise of the underwriters’ option to purchase additional shares of common stock) (“Common Stock”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-138475) relating to securities to be issued by the Company from time to time, including Common Stock, filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on November 7, 2006, as amended by (i) Amendment No. 1 thereto filed with the SEC on February 17, 2009, and (ii) Amendment No. 2 thereto filed with the SEC on March 6, 2009 (the “Registration Statement”), and including the base prospectus included in such registration statement (the “Base Prospectus”). A prospectus supplement dated September 24, 2009, which together with the Base Prospectus shall constitute the “Prospectus,” relating to the Shares was filed with the SEC on September 25, 2009 pursuant to Rule 424(b) promulgated under the Securities Act.
     As the basis for the opinions hereinafter expressed, we have examined such statutes, including the General Corporation Law of the State of Delaware, as amended (the “DGCL”), regulations, corporate records and documents, including the Company’s Certificate of Incorporation and Bylaws, certificates of corporate and public officials, and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures on documents examined by us, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed that all Shares will be issued and sold in the manner described in the Prospectus and in accordance with the terms of the Underwriting Agreement dated September 24, 2009 (the “Underwriting Agreement”) among (i) the Company and (ii) Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”).
     Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

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Hercules Offshore, Inc.
September 30, 2009

     1. The issuance and sale of the Shares by the Company have been duly authorized by all necessary corporate action of the Company.
     2. When the Shares have been issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.
     We express no opinion other than as to the federal laws of the United States of America and the DGCL (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).
     We consent to the filing by you of this opinion as an exhibit to a Current Report on Form 8-K, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.
Very truly yours,
/s/ ANDREWS KURTH LLP